Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tencent Music Entertainment Group of our report dated July 6, 2018 relating to the consolidated financial statements, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-227656) filed on December 10, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
April 18, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tencent Music Entertainment Group of our report dated July 6, 2018 relating to the consolidated financial statements of China Music Corporation, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-227656) filed on December 10, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
April 18, 2019